Greektown Superholdings, Inc., 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-176351) pertaining to the Stock Compensation Plan of Greektown Superholdings, Inc. of our report dated April 12, 2013, with respect to the consolidated financial statements of Greektown Superholdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Detroit, Michigan
April 12, 2013